CALIFORNIA INVESTMENT TRUST
                                       AND
                         CALIFORNIA INVESTMENT TRUST II
                                       AND
                                  CCM PARTNERS

                        --------------------------------

                                 CODE OF ETHICS
                             (Revised August, 2004)

                        --------------------------------

I.    Legal Requirement

            Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires every investment company (as well as its investment advisor and principal underwriter) to have a written Code of Ethics which specifically deals with "insider trading" by "access persons." Access Persons are defined to include officers of California Investment Trust and California Investment Trust II (each, a "Trust" and collectively, the "Trusts"), directors and officers of CCM Partners (the "Adviser"), advisory personnel of the Adviser with substantial responsibility or with knowledge of the investments of the Funds constituting series of the Trusts (each, a "Fund"), and each member of the Boards of Trustees. The Rule also requires that reasonable diligence be used and procedures instituted to prevent violations of this Code of Ethics.

            The Code of Ethics is designed to provide a program for detecting and preventing insider trading and other violations of fiduciary duties by requiring Access Persons to report personal holdings and securities transactions of securities of the types which the Funds may purchase. The reason underlying this reporting requirement is the potential for insiders who have knowledge of what a Fund is doing to take advantage of this information to trade in advance of a Fund. If the security involved is thinly traded or if the Fund buys or sells in big enough blocks to move the market, this type of insider trading could disadvantage the Fund or unfairly benefit the insider. The Code of Ethics is also aimed at minimizing conflicts of interest and the appearance of such conflicts.

            Under the Code of Ethics, all Access Persons, except Independent Trustees (who meet the exemptions in Sections VII), are required to file reports of their personal holdings and securities transactions (excluding securities issued or guaranteed by the United States Government, its agencies or instrumentalities; bankers' acceptances; bank certificates of deposit; commercial paper and high quality short-term debt instruments, repurchase agreements, other money market instruments, and non-Reportable Funds) at least quarterly within 30 days after the close of the applicable quarter. These reports are then compared against the activities of the Funds and if a pattern emerges that indicates abusive trading of Access Persons of the Trusts, the matter is referred to the Board of Trustees who will review the pattern and makes appropriate inquiries and decides what action, if any, is then necessary and for Access Persons of the Advisor, the Advisor will review the matter and make a report to the Board of Trustees upon the resolution of the matter. Additionally, Access Persons are required to obtain prior written approval before making any investment in an Initial Public Offering ("IPO") or private placement offering. Before approval of any such investment, the transaction will be carefully reviewed for any immediate or future potential conflicts of interest.


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

            Independent Trustees who do not have day-to-day contact with the Funds and who do not have specific knowledge of the Funds' intended investments are not required to file any reports, and there is no restriction on their personal securities trading activities (excepted as provided for in Section
VII).

            This Code of Ethics is not intended to cover all possible areas of potential liability under the 1940 Act or under the federal securities laws in general. For example, other provisions of Section 17 of the 1940 Act prohibit various transactions between a registered investment company and affiliated persons, including the knowing sale or purchase of property to or from a registered investment company on a principal basis, and joint transactions (e.g., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person. Persons covered by this Code of Ethics are advised to seek advice before engaging in any transactions involving securities held or under consideration for purchase or sale by a Fund of the Trusts.

            In addition, the Securities Exchange Act of 1934 may impose fiduciary obligations and trading restrictions on Access Persons in certain situations. It is expected that Access Persons will be sensitive to these areas of potential conflict, even though this Code of Ethics does not address specifically these other areas of fiduciary responsibility.

II.   Implementation

            In order to implement this Code of Ethics, a compliance officer and one alternate should be designated. These individuals are:

                          Michael O'Callaghan, Compliance Officer
                          Steve Rogers, Alternate

            The compliance officer shall create a list of advisory persons and other Access Persons and update the list with reasonable frequency. The compliance officer shall circulate a copy of this Code of Ethics to each Access Person, together with an acknowledgment of receipt, which shall be signed and returned to the compliance officer by each Access Person. The compliance officer is charged with responsibility for insuring that the reporting requirements of this Code of Ethics (see Section VI) are adhered to by all Access Persons. The compliance officer shall be responsible for ensuring that the review requirements of this Code of Ethics (see Section VIII) are performed in a prompt manner. The compliance officer shall also be responsible for giving special prior approval to transactions that would otherwise be prohibited pursuant to
Section IV of this Code of Ethics.


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

III.  Definitions

            (a) "Access person" means any trustee, director or general partner, officer or advisory person of a Fund or Trust or the Adviser.

            (b) "Advisory person" means (i) any employee of (A) a Trust, (B) an investment advisor to a Trust or (C) any company in control relationship to a Trust, who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a security by a Fund of the Trusts, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to a Trust or an investment adviser to a Trust who obtains information concerning recommendations made to a Trust with regard to the purchase or sale of a security.

            (c) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

            (d) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of
Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, with the exception that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

            (e) "Control" has the same meaning as in Section 2(a) (9) of the 1940 Act.

            (f) "Investment Personnel" of a Trust or of the Adviser means (i) any employee of a Trust or the Adviser (or of any company in a control relationship to the Trust or the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund; or (ii) any natural person who controls the Trust or the Adviser and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by a Fund.

            (g) "Purchase or sale of a security" includes the writing of an option to purchase or sell a security.

            (h) "Reportable Fund" means, for a particular Access Person, any mutual fund for which the investment adviser with whom the Access Person is associated, if any (the "Associated Adviser"), serves as investment adviser (including any sub-adviser) or any mutual fund whose investment adviser or principal underwriter controls the Associated Adviser, is controlled by the Associated Adviser, or is under common control with the Associated Adviser.

            (i) "Security" shall have the meaning set forth in Section 2(a) (36) of the 1940 Act, except that it shall not include shares of mutual funds that are not Reportable Funds, securities issued by the Government of the United States (including Government agencies or instrumentalities), short term debt securities which are "government securities" within the meaning of Section 2(a)
(16) of the 1940 Act, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, repurchase agreements and other money market instruments.


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

IV.   Prohibited Purchases and Sales

            No Access Person shall purchase or sell directly or indirectly, any Security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership, which Security to his or her actual knowledge at the time of such purchase or sale:

                  (a) is being considered for purchase or sale by a Reportable Fund (Index Funds excepted, where an "Index Fund" is a Fund which seeks to match the performance of an Index);

                  (b) has been purchased or sold by a Reportable Fund within the most recent 7 days if such person participated in the recommendation to, or the decision by, the Reportable Fund to purchase or sell such security (Index Funds transactions excepted).

            These restrictions shall continue to apply until the recommendation has been rejected or any trade instruction to buy or sell has been completed or canceled. Knowledge of any such consideration, intention, recommendation or purchase or sale is always a matter of strictest confidence.

            Investment Personnel must obtain prior written approval from the Adviser's compliance officer before making an investment in an IPO or private placement.

            Exceptions to Prior Approval. These restrictions shall not apply to purchases or sales which receive the prior approval of the compliance officer because they are only remotely potentially harmful to a Fund, or because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held by a Fund.


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

V.    Exempted Transactions/Securities

            The prohibitions of Section IV of this Code shall not apply to:

            (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

            (b) Purchases or sales which fall below either 1,000 shares or $50,000, whichever is greater (except IPOs and private placements).

            (c) Purchases or sales of securities which are not eligible for purchase or sale by any Fund (except IPOs and private placements).

            (d) Purchases or sales which are non-volitional on the part of either the Access Person or a Trust (except IPOs and private placements) (e.g., receipt of gifts).

            (e) Purchases which are part of an automatic dividend reinvestment plan.

            (f) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

            (g) Purchases and sales which have received the prior approval of the compliance officer.

            (h) Purchases and sales or securities which are not included in the definition of "Security" in Part III.g - i.e., non-Reportable Fund shares, government securities and money market instruments.

            (i)   Purchases and sales of securities which are in an Index Fund.

VI.   Reporting

            (a) Subject to the exceptions set forth below, all Access Persons, with the exception of the Independent Trustees who meet the requirements of
Section VII(a), shall report to the Trusts or the Adviser the information described in this Section VI(b) with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security.

            (b) Every report shall be made not later than thirty (30) days after the end of each calendar quarter and shall contain the following information:

                  (1) The date of the transaction, the title and the number of shares, the interest rate and maturity date (if applicable), and the principal amount of each security involved;

                  (2) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition of disposition);


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

                  (3)   The price at which the transaction was effected;

                  (4) The name of the broker, dealer, or bank with or through whom the transaction was effected; and

                  (5)   The date that the report is being submitted.

            (c) For periods in which no reportable transactions were effected, the report shall contain a representation that no transactions subject to the reporting requirements were effected during the relevant time period.

            (d) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any director indirect beneficial ownership in the security to which the report relates.

            (e) Copies of statements or confirmations containing the information specified in paragraph (b) above may be submitted in lieu of listing the transactions.

            (f) Each Access Person (with the exception of the Independent Trustees) must make an Initial Holdings Report within 10 days of becoming an Access Person and an Annual Holdings Report, which must contain information current within 30 days before the report is submitted. Each of these reports must contain the following information:

                  (1) the title, number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership;

                  (2) the name of any broker, dealer or bank with whom the Access Person maintained an account where such security was held; and

                  (3)   the date that the report is being submitted.

VII.  Exceptions to Reporting Requirements

            (a) An independent Trustee, i.e., a Trustee of a Trust who is not an "interested person" (as defined in Section 2(a) (19) of the 1940 Act) of a Trust, is not required to file a report on a transaction in a security; provided, however, that such Trustee neither knew nor, in the ordinary course of fulfilling his or her official duties as a trustee of a Trust, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Trustee, such security is or was purchased or sold by a Trust or is or was being considered for purchase by its investment adviser.


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

            (b) While an independent Trustee is exempt from the reporting requirements of Section VI(b) of this Code pursuant to Section VII(a), such Trustee may voluntarily file a report representing that he or she did not engage in any securities transactions which, to his or her knowledge, involved securities that were being purchased or sold or considered for purchase by any Fund during the 15-day period preceding or after the date(s) of any transaction(s) by such Trustee. Any failure to regularly file such a report, however, shall not be considered a violation of this Code of Ethics.

            (c) Access Persons also need not make a report with respect to an exempted transaction security as described in Section V of this Code (e.g., ---- non-Reportable Fund shares).

VIII. Review

            The compliance officer (or the alternate, as appropriate) shall compare all reports of personal securities transactions with completed and contemplated portfolio transactions of each Fund to determine whether a violation of the Code of Ethics may have occurred. No person shall review his or her own report. Before making any determination that a violation has been committed by any person, the compliance officer shall give such person an opportunity to supply additional explanatory material. If a securities transaction of the compliance officer is under consideration, the Chairman shall act in all respects in the manner prescribed herein for the compliance officer.

            If the compliance officer determines that a violation of the Code of Ethics has or may have occurred, he or she shall, following consultation with counsel to the Trusts, submit his or her written determination, together with the transaction report, if any, and any additional explanatory material provided by the individual, to the President or, if the President shall be the compliance officer, the Treasurer, who shall make an independent determination of whether a violation has occurred.

            The compliance officer shall be responsible for maintaining a current list of all Access Persons (including all Trustees) and for identifying all reporting Access Persons on such list, and shall take steps to ensure that all reporting Access Persons have submitted reports in a timely manner. Failure to submit timely reports will be communicated to the Board of Trustees.


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

IX.   Board Oversight

            The Board of Trustees must initially approve the Code of Ethics for the Trusts and the Adviser, and the Board of Trustees must approve any material changes to the Code of Ethics within six (6) months of such change. The compliance officer shall (i) promptly notify the Board of any material violation of the Code; (ii) provide to the Board a written report summarizing any and all material issues that arose during the previous year, and (iii) annually certify that the Adviser has adopted procedures in compliance with the Code of Ethics and Rule 17j-1 under the 1940 Act.

X.    Sanctions

            If a material violation of this Code occurs or a preliminary determination is made that a violation may have occurred, a report of the alleged violation shall be made to the Board of Trustees. The Board of Trustees or the Adviser may impose such sanctions as it deems appropriate, including, a letter of censure, suspension, or termination of the employment of the violator, and/or a disgorging of any profits made by the violator.


I fully understand and hereby subscribe to this Code of Ethics.

Date                                          Signature


_________________                             _________________________________


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

                           CALIFORNIA INVESTMEST TRUST
                         CALIFORNIA INVESTMENT TRUST II

                         SUPPLEMENTAL CODE OF ETHICS FOR
                PRINCIPAL OFFICERS AND SENIOR FINANCIAL OFFICERS

The Board of Trustees (the "Board") of each of California Investment Trust and California Investment Trust II (each a "Trust" and collectively, the "Trusts") has adopted this Supplemental Code of Ethics (the "Code") for the Trusts' Principal Officers and Senior Financial Officers (collectively, the "Officers") to guide and remind the Officers of their responsibilities to the Trusts, other officers, shareholders of the series of the Trusts (the "Funds"), and governmental authorities. Officers are expected to act in accordance with the guidance and standards set forth in this Code.

For the purposes of this Code, the Trusts' Principal Officers and Senior Financial Officers shall include: the Principal Executive Officer; the Principal Financial Officer; the Principal Accounting Officer; the Controller; and any persons performing similar functions on behalf of the Trusts, regardless of whether such persons are employed by the Trusts or a third party.

This Code is intended to serve as the code of ethics described in Section 406 of The Sarbanes-Oxley Act of 2002 and Form N-CSR. To the extent that an Officer is subject to the Trusts' code of ethics adopted pursuant to Rule 17j-1 of the Investment Company Act of 1940, as amended (the "Rule 17j-1 Code"), this Code is intended to supplement and be interpreted in the context of the Rule 17j-1 Code. This Code also should be interpreted in the context of all applicable laws, regulations, each Trust's Agreement and Declaration of Trust and Bylaws, as amended, and all other governance and disclosure policies and documents adopted by the Board. All Officers must become familiar and fully comply with this Code. Because this Code cannot and does not cover every applicable law or provide answers to all questions that might arise, all Officers are expected to use common sense about what is right and wrong, including a sense of when it is proper to seek guidance from others on the appropriate course of conduct.

The purpose of this Code is to set standards for the Officers that are reasonably designed to deter wrongdoing and are necessary to promote:

      o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

      o full, fair, accurate, timely, and understandable disclosure in reports and documents that the Trusts file with, or submit to, the Securities and Exchange Commission (the "SEC") and in any other public communications by the Trusts;

      o     compliance with applicable governmental laws, rules and regulations;

      o the prompt internal reporting of violations of the Code to the appropriate persons as set forth in the Code; and

      o     accountability for adherence to the Code.

1.    HONEST AND ETHICAL CONDUCT

A.    HONESTY, DILIGENCE AND PROFESSIONAL RESPONSIBILITY

Officers are expected to observe both the form and the spirit of the ethical principles contained in this Code. Officers must perform their duties and responsibilities for the Trusts:

      o with honesty, diligence, and a commitment to professional and ethical responsibility;

      o     carefully, thoroughly and in a timely manner; and

      o     in conformity with applicable professional and technical standards.

Officers who are certified public accountants are expected carry out their duties and responsibilities in a manner consistent with the principles governing the accounting profession, including any guidelines or principles issued by the Public Company Accounting Oversight Board or the American Institute of Certified Public Accountants from time to time.

B.    OBJECTIVITY / AVOIDANCE OF UNDISCLOSED CONFLICTS OF INTEREST

Officers are expected to maintain objectivity and avoid undisclosed conflicts of interest. In the performance of their duties and responsibilities for the Trusts, Officers must not subordinate their judgment to personal gain and advantage, or be unduly influenced by their own interests or by the interests of others. Officers must avoid participation in any activity or relationship that constitutes a conflict of interest unless that conflict has been completely disclosed to affected parties. Further, Officers should avoid participation in any activity or relationship that could create the appearance of a conflict of interest.

A conflict of interest would generally arise if an Officer directly or indirectly participated in any investment, interest, association, activity or relationship that may impair or appear to impair the Officer's objectivity.

Any Officer who may be involved in a situation or activity that might be a conflict of interest or give the appearance of a conflict of interest should consider reporting such situation or activity using the reporting procedures set forth in Section 4 (Reporting of Illegal or Unethical Behavior) of this Code.

The Audit Committee of the Trusts (the "Audit Committee") will not be responsible for monitoring or enforcing this conflict of interest policy, but rather each Officer is responsible for self-compliance with this conflict of interest policy.

C.    PREPARATION OF FINANCIAL STATEMENTS

Officers must not knowingly make any misrepresentations regarding the Funds' financial statements or any facts in the preparation of the Funds' financial statements, and must comply with all applicable laws, standards, principles, guidelines, rules and regulations in the preparation of the Fund's financial statements. This section is intended to prohibit:


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

      o making, or permitting or directing another to make, materially false or misleading entries in the Funds' financial statements or records;

      o failing to correct the Funds' financial statements or records that are materially false or misleading when he or she has the authority to record an entry; and

      o signing, or permitting or directing another to sign, a document containing materially false or misleading financial information.

Officers must be scrupulous in their application of generally accepted accounting principles. No Officer may (i) express an opinion or state affirmatively that the financial statements or other financial data of the Trusts are presented in conformity with generally accepted accounting principles, or (ii) state that he or she is not aware of any material modifications that should be made to such statements or data in order for them to be in conformity with generally accepted accounting principles, if such statements or data contain any departure from generally accepted accounting principles then in effect in the United States.

Officers must follow the laws, standards, principles, guidelines, rules and regulations established by all applicable governmental bodies, commissions or other regulatory agencies in the preparation of financial statements, records and related information. If an Officer prepares financial statements, records or related information for purposes of reporting to such bodies, commissions or regulatory agencies, the Officer must follow the requirements of such organizations in addition to generally accepted accounting principles.

If an Officer and his or her supervisor have a disagreement or dispute relating to the preparation of financial statements or the recording of transactions, the Officer should take the following steps to ensure that the situation does not constitute an impermissible subordination of judgment:

      o The Officer should consider whether (i) the entry or the failure to record a transaction in the records, or (ii) the financial statement presentation or the nature or omission of disclosure in the financial statements, as proposed by the supervisor, represents the use of an acceptable alternative and does not materially misrepresent the facts or result in an omission of a material fact. If, after appropriate research or consultation, the Officer concludes that the matter has authoritative support and/or does not result in a material misrepresentation, the Officer need do nothing further.

      o If the Officer concludes that the financial statements or records could be materially misstated as a result of the supervisor's determination, the Officer should follow the reporting procedures set forth in Section 4 (Reporting of Illegal or Unethical Behavior) of this Code.


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

D.    OBLIGATIONS TO THE INDEPENDENT AUDITOR OF THE FUND

In dealing with the Funds' independent auditor, Officers must be candid and not knowingly misrepresent facts or knowingly fail to disclose material facts, and must respond to specific inquiries and requests by the Funds' independent auditor.

Officers must not take any action, or direct any person to take any action, to fraudulently influence, coerce, manipulate or mislead the Funds' independent auditor in the performance of an audit of the Funds' financial statements for the purpose of rendering such financial statements materially misleading.

2.    FULL, FAIR, ACCURATE, TIMELY AND UNDERSTANDABLE DISCLOSURE

It is the Trusts' policy to provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Trusts file with, or submit to, the SEC and in any other public communications by the Trusts. The Trusts have designed and implemented Disclosure Controls and Procedures to carry out this policy.

Officers are expected to use their best efforts to promote, facilitate, and prepare full, fair, accurate, timely, and understandable disclosure in all reports and documents that the Trusts file with, or submit to, the SEC and in any other public communications by the Trusts.

Officers must review the Trusts' Disclosure Controls and Procedures to ensure they are aware of and carry out their duties and responsibilities in accordance with the Disclosure Controls and Procedures and the public reporting obligations of the Trusts. Officers are responsible for monitoring the integrity and effectiveness of the Trusts' Disclosure Controls and Procedures.

3.    COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS

Officers are expected to know, respect and comply with all laws, rules and regulations applicable to the conduct of the Trusts' business. If an Officer is in doubt about the legality or propriety of an action, business practice or policy, the Officer should seek advice from the Officer's supervisor or the Trusts' legal counsel.

In the performance of their work, Officers must not knowingly be a party to any illegal activity or engage in acts that are discreditable to the Trusts.

Officers are expected to promote the Trusts' compliance with applicable laws, rules and regulations. To promote such compliance, Officers may establish and maintain mechanisms to educate employees carrying out the finance and compliance functions of the Trusts about any applicable laws, rules or regulations that affect the operation of the finance and compliance functions and the Trusts generally.


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

4.    REPORTING OF ILLEGAL OR UNETHICAL BEHAVIOR

Officers should promptly report any conduct or actions by an Officer that do not comply with the law or with this Code. Officers and the Trusts shall adhere to the following reporting procedures:

      o Any Officer who questions whether a situation, activity or practice is acceptable must immediately report such practice to the Principal Executive Officer of the Trusts (or to an Officer who is the functional equivalent of this position) or to the Trusts' legal counsel. The person receiving the report shall consider the matter and respond to the Officer within a reasonable amount of time.

      o If the Officer is not satisfied with the response of the Principal Executive Officer or counsel, the Officer must report the matter to the Chairman of the Audit Committee. If the Chairman is unavailable, the Officer may report the matter to any other member of the Audit Committee. The person receiving the report shall consider the matter, refer it to the full Audit Committee if he or she deems appropriate, and respond to the Officer within a reasonable amount of time.

      o If, after receiving a response, the Officer concludes that appropriate action was not taken, he or she should consider any responsibility that may exist to communicate to third parties, such as regulatory authorities or the Fund's independent auditor. In this matter, the Officer may wish to consult with his or her own legal counsel.

      o The Audit Committee and the Trusts will not be responsible for monitoring or enforcing this reporting of violations policy, but rather each Officer is responsible for self-compliance with this reporting of violations policy.

      o To the extent possible and as allowed by law, reports will be treated as confidential.

      o If the Audit Committee determines that an Officer violated this Code, failed to report a known or suspected violation of this Code, or provided intentionally false or malicious information in connection with an alleged violation of this Code, the Trusts may take disciplinary action against any such Officer to the extent the Audit Committee deems appropriate. No Officer will be disciplined for reporting a concern in good faith.

      o The Trusts and the Audit Committee may report violations of the law to the appropriate authorities.


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

5.    ACCOUNTABILITY AND APPLICABILITY

All Officers will be held accountable for adherence to this Code. On an annual basis, within 30 days of the beginning of each calendar year, each Officer shall certify in writing his or her receipt, familiarity and commitment to compliance with this Code, by signing the Acknowledgment Form (Appendix A to this Code).

This Code is applicable to all Officers, regardless of whether such persons are employed by the Trusts or a third party. If an Officer is aware of a person ("Potential Officer") who may be considered an Officer as defined by this Code, the Officer should inform legal counsel to the Trusts of such Potential Officer so that a determination can be made regarding whether such Potential Officer has completed or should complete an Acknowledgment Form. However, the absence of such a determination will not be deemed to relieve any person of his or her duties under this Code.

6.    DISCLOSURE OF THIS CODE

This Code shall be disclosed by at least one of the following methods in the manner prescribed by the SEC, unless otherwise required by law:

      o     by filing a copy of the Code with the SEC;

      o     by posting the text of the Code on the Trusts' website; or

      o by providing, without charge, a copy of the Code to any person upon request.

7.    WAIVERS

Any waiver of this Code, including an implicit waiver, that has been granted to an Officer, may be made only by the Board or a committee of the Board to which such responsibility has been delegated, and must be disclosed by the Trusts in the manner prescribed by law and as set forth above in Section 6 (Disclosure of this Code).

8.    AMENDMENTS

This Code may be amended by the affirmative vote of a majority of the Board. Any amendment of this Code, must be disclosed by the Trusts in the manner prescribed by law and as set forth above in Section 6 (Disclosure of this Code), unless such amendment is deemed to be technical, administrative, or otherwise non-substantive. Any amendments to this Code will be provided to the Officers.

Approved by the Board of Trustees on May 13, 2003.

APPENDIX A
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CALIFORNIA INVESTMENT TRUST
CALIFORNIA INVESTMENT TRUST II

CERTIFICATION AND ACKNOWLEDGMENT OF RECEIPT OF SUPPLEMENTAL CODE OF ETHICS FOR PRINCIPAL OFFICERS AND SENIOR FINANCIAL OFFICERS

I acknowledge and certify that I have received a copy of the Supplemental Code of Ethics for Principal Officers and Senior Financial Officers for California Investment Trust and California Investment Trust II (the "Code"). I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code and to abide by those policies and procedures.

I acknowledge my commitment to comply with the Code.


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Officer Name (Please Print)                         Officer Signature


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